Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director, officer or both, of PSYCHEMEDICS CORPORATION, a Delaware corporation (hereinafter the “Corporation”), does hereby severally constitute and appoint, BRIAN HULLINGER and PATRICK J. KINNEY, JR., with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or either of them, deem advisable to enable them to comply with the Securities Act of 1933, as amended, (the “Securities Act”) and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of up to 300,000 shares of common stock of the Corporation which may be offered or delivered under that certain inducement option agreements dated August 17, 2023 with the Corporation’s Chief Executive Officer, Brian Hullinger, including specifically, but without limitation of the general authority hereby granted, the power of authority to sign his or her name as director or officer, or both, of the Corporation, as indicated below opposite his or her signature to the registration statement on Form S-8, or any amendments, post-effective amendments, deregistrations or papers supplemental thereto, to be filed in respect of said shares of common stock of the Corporation and to the prospectus or any amendments, supplements or revisions thereof, to be filed with said registration statement on Form S-8 or with any amendments or post-effective amendments to said registration statement on Form S-8.

[signatures on next page]

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 17th day of August, 2023.

Signature	Title

/s/ Brian Hullinger	President, Chief
Brian Hullinger	Executive Officer,
Director (principal
executive officer)

/s/ Michael S. Weisenhoff	Assistant Controller
Michael S. Weisenhoff	(principal financial
officer)

/s/ Robyn C. Davis	Director
Robyn C. Davis

/s/ Peter H. Kamin	Director
Peter H. Kamin

/s/ Darius G. Nevin	Director
Darius G. Nevin

/s/ Andrew M. Reynolds	Director
Andrew M. Reynolds